UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2025

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2025, Journey Medical Corporation (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”), which amends that certain Credit Agreement, dated December 27, 2023 (the “Original Closing Date”), by and among the Company and SWK Funding LLC, and the other the financial institutions party thereto from time to time, as lenders (as amended by that certain First Amendment to Credit Agreement dated July 9, 2024, the Second Amendment to Credit Agreement dated October 21, 2024 and the Third Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement provides for a term loan facility in the original principal amount of $25.0 million. As of the date of this report, the Company has drawn the full $25.0 million, which is treated under the Amended Credit Agreement as a single loan (the “Term Loan”).

The Third Amendment (i) extends the maturity date of the Term Loan from December 27, 2027 to June 27, 2028 and (ii) amends certain terms of the Revenue Based Payment Amount (as defined in the Amended Credit Agreement) affecting when repayments of principal will commence, and how quickly the principal amount of the Term Loan will be reduced prior to the maturity date.

Under the Amended Credit Agreement, the Term Loan matures on June 27, 2028 unless the facility is otherwise terminated pursuant to the terms of the Amended Credit Agreement. Beginning in February 2026, the Company is required to repay the outstanding principal of the Term Loan quarterly in an amount equal to 7.5% of the principal amount of funded Term Loan. However, if the total revenue of the Company, measured on a trailing twelve-month basis, is greater than $60.0 million as of December 31, 2025 (revised from $70.0 million), principal repayment is not required until February 2027, at which point the Company is required to repay the outstanding principal of the Term Loan quarterly in an amount equal to 10.0% of the principal amount of funded Term Loan (revised from 15.0%).

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment to be filed with a subsequent periodic report of the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation

(Registrant)
Date: September 26, 2025
	By:	/s/ Claude Maraoui
Claude Maraoui
President and Chief Executive Officer